SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 24, 2003

APPLIED MICROSYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-26778	91-1074996
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer) Identification No.)

16770 NE 79th Street
Suite 103
Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 883-1606

Item 4. Changes in Registrant’s Certifying Accountant.

     (a)  On October 24, 2003, Applied Microsystems Corporation (the “Company”) received notice that Grant Thornton LLP (“GT”) has resigned as its independent accountants. GT had served as the independent accountants of the Company since June 20, 2002, and audited the Company’s financial statements for the fiscal year ended December 31, 2002.

     (b)  The report of GT on the Company’s financial statements for the fiscal year ended December 31, 2002, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     (c)  GT’s resignation as the Company’s independent accountants was not recommended or approved by the Company’s audit committee of its board of directors or other similar committee.

     (d)  During the Company’s fiscal year ended December 31, 2002, and through the date of this report, there have been no disagreements between the Company and GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of GT would have caused them to make reference thereto in their report on the Company’s financial statements for such years.

     (e)  During the Company’s fiscal year ended December 31, 2002, and through the date of this report, the Company has had no reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

     (f)  The Company has provided GT with a copy of the disclosures contained herein and has requested that GT furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to this item and, if not, stating the respects in which it does not agree. The Company has filed as an exhibit hereto the response of GT to such disclosures.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

16.1	Letter from Grant Thornton LLP regarding change in certifying accountant

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Microsystems Corporation

October 28, 2003		/s/ Stephen J. Verleye

	By:	Stephen J. Verleye
	Its:	Director

3

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Grant Thornton LLP regarding change in certifying accountant

4